Exhibit K-1

                     Legal Basis for Retention of Nonutility
                               Businesses of Pepco



I.   Nonutility Businesses of Pepco

     Pepco engages indirectly through its subsidiaries in various non-utility businesses. Pepco owns directly all of the voting securities of three non-utility subsidiary companies: Edison Capital Reserves Corporation, a Delaware Investment Holding Company, POM Holdings, Inc., which currently acts as a holding company for Pepco's non-regulated business activities, and Potomac Electric Power Company Trust I, a Delaware statutory business trust. With respect to entity that is listed as inactive, in the event that after the merger is effective Pepco Holdings seeks to reactivate such entity, it will file a post-effective amendment seeking authorization to engage as the proposed activities if authorization is required under the Act.

     Set forth below is a description of the non-utility businesses of Pepco's direct and indirect subsidiaries, along with a citation of authority that justifies retention of such businesses.

A.   Direct Nonutility Activities of PEPCO

     None.

B.   Nonutility Subsidiaries of PEPCO

1. Edison Capital Reserves Corporation ("Edison"), a Delaware Investment Holding Company, wholly owned directly by PEPCO. Edison was established in 2000 and exists for the purpose of managing and investing a significant portion of the proceeds received from the divestiture of certain Pepco generation assets./1 Edison has currently invested its funds in money market funds rated AAA and with assets greater than $1 billion and in a loan to a Pepco system company. Edison intends to maintain its investment policy so that it will only invest in money market funds, other securities authorized under Section 9(c) and Rule 40(a) of the Act and exempt intrasystem financings.

2. POM Holdings, Inc. ("POM"), a Delaware corporation, wholly owned by PEPCO, holds all of Pepco's non-regulated business activities./2 POM currently has the

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1 See Energy East Corp., Holding Co. Act Release No. 27224 (Aug. 31, 2000)
("Energy East") (authorizing retention of subsidiary formed to invest the proceeds of the sale of generation assets).

2 See, e.g., New Century Energies, Inc., Holding Co. Act Release No. 27000 (Apr. 7, 1999) ("New Century Energies I") (authorizing organization and capitalization of one or more "intermediate" nonutility subsidiaries to act as holding companies over other nonutility subsidiaries).

following direct subsidiaries: Pepco Energy Services, Inc., Potomac Capital Investment Corporation, and PepMarket.com LLC. As noted in the Application, some or all of these subsidiaries will be reorganized as first or second tier subsidiaries of Pepco Holdings shortly after the closing of the merger. POM Holdings will remain in existence following this reorganization.

2.1 Pepco Energy Services, Inc., a Delaware corporation, wholly owned by POM, is an energy services company, involved in construction, consulting and sales of commodity and related services in retail and wholesale competitive markets.3 Pepco Energy Services provides non-regulated energy and energy-related products and services in the mid-Atlantic region. Its products include electricity, natural gas, and other energy commodities, energy-efficiency contracting, equipment operation, testing and maintenance, fuel management, heating, ventilation and air conditioning ("HVAC") services, insulation, storm window siding and other energy-efficient home and business products, appliance warranties, and advisory services regarding energy procurement and usage. These products and services are sold either in bundles or individually to commercial, industrial, institutional, governmental and residential customers.

2.1.1 Pepco Building Services, Inc., a Delaware corporation, wholly owned by Pepco Energy Services, Inc., tests, operates and maintains building systems, and owns subsidiaries in similar business lines.4

2.1.1.1 Met Electrical Testing Company, Inc., a Delaware corporation, wholly owned by Pepco Building Services, Inc., does electrical testing and maintenance of medium to high voltage equipment.5

2.1.1.2 Substation Test Company, Inc., a Delaware corporation, wholly owned by Pepco Building Services, Inc., does electrical testing and maintenance of medium to high voltage equipment. 6

2.1.1.3 Engineered Services, Inc., a Delaware corporation, wholly owned by Pepco Building Services, installs and maintains building control systems such as alarms, keypads, internal heating and air conditioning and thermostats. 7

2.1.1.4 G&L Mechanical Services, Inc., a Delaware corporation, wholly owned by Pepco Building Services, installs and maintains commercial HVAC systems. 8

2.1.1.5 Unitemp, Inc., a Delaware corporation, wholly owned by Pepco Building Services, installs and maintains commercial HVAC systems. 9

------------------
3 Pepco Energy Services is an "energy-related company" within the meaning of Rule 58(b)(1).

4 Id. See also KeySpan Corp., Holding Co. Act Release No. 27271 (Nov. 7, 2000) ("KeySpan") (authorizing retention of subsidiary engaged in service and maintenance of heating equipment, water heaters, central air conditioning and gas appliances).

5 Id.

6 Id.

7 Id.

8 Id.

2.1.1.6 Seaboard Mechanical Services, Inc., a Delaware corporation, 100% owned by Pepco Building Services, Inc., is a commercial HVAC contractor.10

2.1.2 PES Home Services of Virginia, a Virginia corporation, wholly owned by Pepco Energy Services, Inc., sells energy appliance warranties, HVAC, insulation, storm windows, home siding and other energy-efficient products and related services to residential markets in Virginia.11

2.1.3 Potomac Power Resources, Inc., a Delaware corporation, wholly owned by Pepco Energy Services, Inc., is the owner of the Benning Road and Buzzard Point power generation plants.12

2.1.4 Trigen-Pepco Energy Services, LLC, a District of Columbia limited liability company, 50% owned by Pepco Energy Services, Inc., is engaged in the design, construction and operation of a central plant that provides hot and cold water used for heating and cooling for the New Washington Convention Center.13

2.1.5 Viron/Pepco Services Partnership, a Delaware general partnership, 50% owned by Pepco Energy Services, Inc., is engaged in the performance of the Military District of Washington Energy Savings Performance Contract. Under this contract, Viron/Pepco Services Partnership provides energy conservation and savings services for military buildings located in the District of Columbia including retrofitting the buildings with more efficient boilers, windows and other HVAC equipment. The partnership is compensated based on the amount of energy savings delivered14

2.1.6 PES Landfill Gas Corporation, a Delaware Corporation, which is wholly owned by Pepco Energy Services, Inc., holds a 75% ownership interest in Fauquier Landfill Gas, LLC.

2.1.6.1 Fauquier Landfill Gas, LLC, a Delaware limited liability company in which PES Landfill Gas Corporation has a 75% interest, has been formed to engage in

------------------
9 Id.

10 Id.

11 See Ameren Corp., Holding Co. Act Release No. 26809 (Dec. 30, 1997) ("Ameren")(authorizing retention of subsidiary engaged in the provision of warranty coverage for certain appliances). See also Central Power & Light Co., Holding Co. Act Release No. 26771 (Oct. 31, 1997) and Cinergy Corp., Holding Co. Act Release No. 26662 (Feb. 7, 1997).

12 Potomac Power Resources is an Exempt Wholesale Generator within the meaning of Section 32 of the Act. See Potomac Power Res., Inc. 94 FERC P. 62,034 (2001). It owns and operates two eligible facilities located in the District of Columbia. The eligible facilities consist of two generation plants. One plant is comprised of two oil-fired cycling units totaling approximately 550 MW and related interconnection facilities. The other plant is comprised of 16 oil-fired combustion turbines, totaling approximately 256 MW and related interconnection facilities. The output of the plants will be sold at wholesale in the United States.

13 See supra, note 4, within the meaning of Rule 58.

14 Energy conservation services constitutes an energy-related activity within the meaning of Rule 58(b)(1).

building, owning and/or operating facilities to extract landfill gas to be used as boiler fuel in the generation of electricity./15

2.2 PepMarket.com, LLC, a Delaware LLC, wholly owned by POM previously operated an online business to business purchasing company, currently inactive.

2.3 Potomac Capital Investment Corporation ("PCI")/16, a Delaware corporation, currently wholly owned directly by POM, is a non-utility holding company that through its subsidiaries invests in marketable securities, aircraft, foreign utility assets and other leased equipment, energy, real estate, and other ventures. Beginning in the mid-1990s, PCI began redirecting its business operations by reducing its involvement in investments that are not related to energy or telecommunications industries. Recent investments have expanded PCI's portfolio of electric generating and natural gas transmission and distribution equipment leases, and PCI intends for its future new operations to focus on the energy and telecommunications industries. If PCI desires to engage in activities in addition to those listed herein and such additional activities are not exempt by rule, PCI will obtain appropriate authorization from the Commission before commencing such activities. As noted in more detail below, PCI will exit its leasing and not functionally related real estate operations in an orderly manner within 3 years or such later date as permitted by the Commission after consummation of the merger.

PCI Telecommunications Operations

     Through a joint venture, PCI supplies bundled residential telecommunication products and services in the District of Columbia, Maryland and Northern Virginia metropolitan areas. The PCI subsidiary holding company through which this business is conducted is an exempt telecommunications company within the meaning of Section 34 of the Act.

2.3.1 Pepco Communications, Inc., a Delaware corporation, wholly owned directly by PCI, holds the interest in Pepco Communications LLC and Nextgate, Inc. Pepco Communications, Inc. is an Exempt Telecommunications Company ("ETC") within the meaning of Section 34 of the Act.

2.3.1.1 Pepco Communications, LLC, a Delaware LLC, wholly owned directly by Pepco Communications, Inc. has a 50% interest in Starpower Communications, LLC, a telecommunication investment./17

------------------
15 The development and ownership of fuel procurement facilities is an energy-related activity under Rule 58.

16 See, e.g., New Century Energies I. See also Ameren (authorizing retention of a subsidiary engaged in investing in portfolios of preferred and common stocks and other marketable securities, including securities of utility companies) and notes 19, 31, 36, 44, 45, 48 and 56, infra.

17 Pepco Communications, LLC is a subsidiary of an ETC. See Columbia Network Services Corp, SEC No-Action Letter (April 18, 1997) (separate filing for a determination of ETC status by a subsidiary of an ETC unnecessary since such a filing would merely request approval for activities already permitted). See also In the Matter of Implementation of Section 34(a)(1) of the Public Utility Holding Company Act of 1935, as added by Section 103 of the Telecommunications Act of 1996, 11 FCC Rcd 11377 (Sept. 12, 1996) (multiple entities affiliated with same public utility holding company parent may seek determination for all entities through a single application). The Pepco Communications, Inc. ETC filing provides that ETC activities will be conducted through its subsidiaries and affiliates.

2.3.1.1.1 Starpower Communications, LLC, a Delaware LLC, is a telecommunications company. Pepco Communications LLC owns a 50% interest./18

2.3.1.2 Nextgate, Inc, a Delaware corporation, owned by Pepco Communications, Inc., is currently inactive.

PCI Foreign Electric and Gas Transmission Investments

PCI also owns certain gas transmission and distribution networks overseas, leased to utility companies that would qualify as foreign utility companies within the meaning of Section 33 of the Act. Applicants currently intend to make the necessary FUCO filings after the Transaction closes. These investments initially were made under long term leveraged leases. Specifically, on February 27, 2002, December 17, 1999 and August 25, 1999, PCI filed Forms U-7D with respect to the leveraged lease investments in the Netherlands and Austria that describe the relevant transactions, including how they meet the criteria of Rule 7(d), and provide for the Rule 7(d) exemptions.


2.3.2 PCI Netherlands Corporation, a Nevada corporation, wholly owned directly by PCI, owns an undivided interest (approximately 35%) in Unit 9 of the Amercentrale Power Station located in The Netherlands, and leased to Essent Energie Productie B.V. (EEP), formerly N.V. Elektriciteits-Produktiemaatschappij Zuid-Nederland (EPZ) is a Netherlands public utility company. PCI Netherlands owns certain gas transmission and distribution networks in the Netherlands (Dutch Gas II), leased to Netherlands utility companies and owns an undivided interest (approximately 28%) of the Sellrain-Silz hydro facility located in Austria and leased to TIWAG, an Austrian public utility company. These investments were made under long term leveraged leases./19 Upon receipt of the necessary state certifications, PCI intends to qualify PCI Netherlands as a foreign utility company within the meaning of Section 33 of the Act.

2.3.3 PCI Queensland Corporation, a Nevada corporation, wholly owned directly by PCI, is an exempt wholesale generator and the owner and lessor of two 350 MW power facilities located in Australia and leased, under a long-term leveraged lease, to Austa, an Australian public utility./20

------------------
18 Starpower Communications, LLC is a subsidiary of an ETC.

19 See Rule 7(d) of the Act. See also New Century Energies II (authorizing retention of subsidiaries formed to act as vehicles for making loans to a partnership that would own power stations outside of the United States).

20 PCI Queensland Corporation, 73 FERC 61, 192 (1995)

PCI Domestic Energy Projects

2.3.4 Electro Ecology, Inc., a New York corporation, owns a hydro-electric facility in Wappingers Falls, NY. PCI has a 50% ownership interest in Electro Ecology, Inc./21

2.3.5 Kramer Junction Company, a California corporation, 26.5% owned by PCI, oversees the SEGS projects and is the managing general partner for Luz Solar Partners III-VII partnerships./22

2.3.5.1 KJC Operating Company, a California corporation, wholly owned by Kramer Junction Company, operates the Solar Electric Generating Systems ("SEGS")./23

2.3.5.2 KJC Consulting Company, a California corporation, wholly owned by Kramer Junction Company, provides administrative and accounting services to KJC and SEGS./24

2.3.6 Luz Solar Partners, Ltd., III, a California limited partnership, owns the SEGS III solar plant in Kramer Junction, California. PCI is a 22.3% limited partner./25

2.3.7 Luz Solar Partners, Ltd., IV, a California limited partnership, owns the SEGS IV solar plant in Kramer Junction, California. PCI is a 9.61% limited partner./26

2.3.8 Luz Solar Partners, Ltd., V, a California limited partnership, owns the SEGS V solar plant in Kramer Junction, California. PCI is a 19.22% limited partner./27

2.3.9 Luz Solar Partners, Ltd., VI, a California limited partnership, owns the SEGS VI solar plant in Kramer Junction, California. PCI is a 31.33% limited partner./28

2.3.10 Luz Solar Partners, Ltd., VII, a California limited partnership, owns the SEGS VII solar plant in Kramer Junction, California. PCI is a 24.5% limited partner./29

------------------
21 Electro Ecology, Inc. is a qualifying small power production facility. Electro Ecology, Inc. submitted a notice of self-certification to FERC in Docket No. QF88-516 on September 19, 1988.

22 The Luz Solar partnerships are qualifying small power production facilities. See, Luz Solar Partners Ltd., III 86 FERC 62, 064 (1999); Luz Solar Partners Ltd., IV 86 FERC 62,063 (1999); Luz Solar Partners Ltd., V 86 FERC 62,060
(1999); Luz Solar Partners Ltd., VI 86 FERC 62,062 (1999); Luz Solar Partners Ltd., VII 86 FERC 62, 061 (1999).

23 The Luz Solar partnerships, that own the SEGS solar plants, are qualifying small power production facilities. See, note 22, supra.

24 The Luz Solar partnerships, that own the SEGS solar plants, are qualifying small power production facilities. See, note 22, supra.

25 The Luz Solar partnerships are qualifying small power production facilities. See, note 22, supra.

26 The Luz Solar partnerships are qualifying small power production facilities. See, note 22, supra.

27 The Luz Solar partnerships are qualifying small power production facilities. See, note 22, supra.

28 The Luz Solar partnerships are qualifying small power production facilities. See, note 22, supra.

29 The Luz Solar partnerships are qualifying small power production facilities. See, note 22, supra.

PCI's Other Energy Related Operations

2.3.11 Pepco Enterprises, Inc. ("PEI"), a Delaware corporation, wholly owned directly by PCI, develops energy-related business opportunities. PEI and its wholly owned subsidiaries provide the utility industry with products and services. PEI and its operating subsidiaries own the electric and telecommunications system cable companies (W.A. Chester LLC; W.A. Chester Corporation; Severn Cable LLC and Severn Construction LLC). 2.3.11.1 Energy and Telecommunication Services, LLC, a Delaware LLC, wholly owned by Pepco Enterprises, Inc., is the parent holding company of Severn Cable, LLC and Severn Construction, LLC./30

2.3.11.1.1 Severn Cable LLC, a Delaware LLC, wholly owned by Energy and Telecommunications Services, LLC, is a contractor in the Washington DC metropolitan area that specializes in the installation of strand, fiber-optical and coaxial cable and also performs low voltage (less than 13, 8KW) cable work for utilities./31

2.3.11.1.2 Severn Construction, LLC, a Delaware LLC, wholly owned by Energy and Telecommunications Services, LLC, is a fiber and coaxial strands and installation company. Although Severn Construction is not currently engaged in any installation projects, on an ongoing basis it will either engage in the installation of strand, fiber-optical and coaxial cable and perform low voltage (less than 13, 8KW) cable work for utilities or will be merged into Severn Cable LLC./32

2.3.11.2 Pepco Energy Company, a Delaware corporation, wholly owned directly by Pepco Enterprises, Inc., is currently inactive.

2.3.11.3 W.A.Chester, LLC, a Delaware LLC, wholly owned directly by Pepco Enterprises, Inc., constructs, installs and maintains underground utility cable systems for utilities and telecommunications customers./33

2.3.11.3.1 W.A.Chester Corporation, a Delaware corporation, wholly owned by W.A.Chester, LLC, constructs, installs and maintains underground utility cable systems for utilities and telecommunications customers./34

2.3.11.4 Pepco Technologies, LLC, a Delaware LLC, wholly owned by Pepco Enterprises, Inc., is focused on bringing new technologies to the electric utility industry

------------------
30 See New Century Energies I.

31 See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (authorizing retention of Chowns Communications, Inc. a contractor providing primarily telecommunications services, and OSP Consultants, Inc., which is engaged in providing engineering, design services and construction services, cable splicing, installation and repair for telecommunications infrastructure projects). See also, GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14,
2000) (authorizing retention of subsidiary engaged in the construction, installation and maintenance of utility systems).

32 Id.

33 Id.

34 Id.

as it deregulates and has marketed a meter collar for use with small back-up generators./35 Pepco Technologies, LLC is currently pursuing the sale and/or disposition of its technology.

PCI Aircraft and Other Leasing Operations.

     The economic return of the majority of the aircraft lease arrangements entered into by PCI subsidiaries came from tax depreciation and investment tax credits available at the time the leases were entered into. Since PCI began redirecting its business operations as discussed above, significant progress has been made in reducing PCI's previous concentration of investments in the aircraft industry. PCI undertakes to have its subsidiaries exit all aircraft leases within 3 years of Pepco Holdings' registration under the Act. Following Pepco Holding's registration under Section 5 of the Act, PCI and its subsidiaries will not make any new investments in aircraft or aircraft leases without prior Commission approval.

2.3.12 AMP Funding, LLC - liquidated.

2.3.12.1 RAMP Investments, LLC, a Delaware LLC, 97% owned by PCI (described in item 2.3); and 1% owned by PCI Air Management Corporation (described in item 2.3.13.1). Ramp Investments holds a receivable note and an equity interest (99%) in PCI Air Management Partners, LLC./36 The intercompany receivable was created in connection with PCI's prior internal cash management system and will be retained following Pepco Holdings' registration under the Act. Following such registration, intercompany loans will either occur through the approved money pool or as otherwise approved by the Commission or permitted under the rules promulgated by the Commission under the Act.

2.3.12.1.1 PCI Air Management Partners, LLC, a Delaware LLC, 99% owned by RAMP Investments LLC (described immediately above) and 1% by PCI Air Management Corporation (described in item 2.3.13.1), owns PCI Ever, Inc. PCI Air Management Partners, which originally held 17 aircraft when formed, recently sold its interest in the last of the three aircraft it owned.

2.3.12.1.1.1 PCI Ever, Inc., a Delaware corporation, wholly owned by PCI Air Management Partners LLC, owns 20% of outstanding non-voting preferred shares of BT-Ever, a company engaged in financial investments, primarily in aircraft leases and notes receivable./37 BT-Ever has the right to redeem PCI Ever's equity interest in 2005.

2.3.13 Friendly Skies, Inc., a U.S. Virgin Islands corporation, wholly owned directly by PCI, is part of the system's aircraft leasing operations discussed above. Friendly Skies is a foreign sales corporation established to enable PCI to pursue opportunities for tax incentives for qualifying export receipts.

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35 Rule 58(b)(1)(ii).

36 See New Century Energies I and CP&L Energy, Holding Co. Act Release No. 27284 (Nov. 27, 2002) ("CP&L Energy") (authorizing retention of a subsidiary to hold receivables evidencing debt).

37 See note 36, supra.

2.3.13.1 PCI Air Management Corporation, a Nevada corporation, wholly owned by Friendly Skies, Inc., is the managing member of RAMP Investments, LLC, PCI Air Management Partners, LLC and PCI-BT Investing./38

2.3.14 American Energy Corporation, a Delaware corporation, wholly owned by PCI is a 31.33% owner of PCI-BT Investing, LLC.

2.3.14.1 PCI-BT Investing, LLC, a Delaware LLC, 31.33% owned by PCI; 31.33% owned by American Energy Corp (described immediately above); 31.33% owned by PNC (described in 2.3.25), and 1% owned by PCI Air Management Corp. (described in 2.3.13.1), owns a residual interest in a real estate investment conduit and an aircraft lease. The real estate investment is a limited-life investment that consists of Fannie Mae REMIC certificates.

2.3.15 Potomac Aircraft Leasing Corporation, a Nevada corporation, wholly owned directly by PCI, is a limited partner in Aircraft Leasing Associates L.P., which owns and leases commercial aircraft and other equipment and is discussed below. Potomac Aircraft Leasing Corporation plans to liquidate its interest in the Aircraft Leasing Associates partnership in 2002./39

2.3.15.1 Aircraft Leasing Associates, LP, a Delaware limited partnership, owns and leases commercial aircraft and other equipment leases. Potomac Aircraft Leasing Corporation is a less than 5% limited partner.

2.3.16 Potomac Capital Markets Corporation, a Delaware corporation, wholly owned directly by PCI, has a 45.45% ownership of Singapore Airlines VII, a Delaware trust that is currently dormant./40

2.3.16.1 Singapore Airlines VII, a Delaware trust, is owned 45.45% by Potomac Capital Markets Corporation. The trust sold its assets and is currently dormant.

2.3.17 Potomac Delaware Leasing Corporation, a Delaware corporation, 77% owned by PNC and 23% owned by PCI, holds one aircraft lease as a passive/financial PCI investment. It is the 98% limited partner of Potomac Leasing Associates, L.P. and 100% owner of Potomac Equipment Leasing Corp.

2.3.18.1.1 Potomac Equipment Leasing Corporation, a Nevada corporation, wholly owned directly by Potomac Delaware Leasing Corporation, holds intercompany notes and a passive investment in a rail car lease. At the time of the lease, a substantial portion of the financial returns to Potomac Equipment Leasing came from accelerated tax depreciation./41

------------------
38 See New Century Energies,

39 See note 36, supra.

40 See note 36, supra.

41 See CP&L Energy


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


2.3.18.1.2 Potomac Leasing Associates, LP, a Delaware limited partnership, 98% owned by Potomac Delaware Leasing Corporation (described in 2.3.17), and 2% owned by Potomac Nevada Leasing Corporation (described in 2.3.25.1), holds inter-company receivables generated primarily from the prior sale of 4 aircraft./42

2.3.19 PCI-BT Ventures, a Delaware partnership, has an interest in PCI-BT & BCR-BT Ventures. PNC (described in 2.3.25) owns a 90.91% interest./43

2.3.19.1 PCI-BT & BCR-BT Ventures, a Delaware partnership, owns and leases one aircraft, which it is seeking to sell under favorable economic conditions. PCI-BT Ventures owns a 55% interest.

PCI Real Estate Operations

     PCI historically maintained passive investments in real estate and managed other parcels transferred to it from Pepco when planned utility projects for those parcels were canceled. A PCI subsidiary currently owns the Pepco headquarters building. In recent years, PCI has been reducing its investments in passive real estate and focusing on managing real estate investments that are used for, or in certain circumstances adjacent to, the system's utility or generation operations, as is consistent with activities permitted by registered holding company systems./44 On a prospective basis, it is PCI's intent to only acquire and manage real estate investments that are used for, or in certain circumstances adjacent to, the system's utility or generation operations. PCI undertakes to have its subsidiaries exit real estate investment and management operations (other than real estate investments used for, or in certain circumstances adjacent to, utility or generation operations) within 3 years of Pepco Holdings' registration under the Act. With respect to ongoing real estate operations, PCI will invest in and manage adjacent real estate only to the extent the adjacent property is an integral part of the utility property (for example, substation facilities that are attached to commercial buildings).

2.3.20 Edison Place, LLC, a Delaware LLC, wholly owned directly by PCI, built Pepco's new headquarters and leases office space to Pepco and retail and restaurant space in the building to unaffiliated parties./45 Edison Place constitutes a permitted, ongoing real estate operation.

2.3.21 Linpro Harmans Land LTD Partnership, a Maryland general partnership, owned a vacant plot of undeveloped land in Harmans, Maryland near the BWI airport.

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42 See CP&L Energy

43 See New Century Energies I.

44 See New Century I (authorizing retention of subsidiaries that purchase, hold, lease and sell land surrounding or adjacent to utility properties); Energy East (permitting retention of subsidiary holding real estate adjacent to hydro projects but requiring divestiture within 3 years of land used for agriculture and mobile home without connection to utility).

45 See Unitil Corp., Holding Co. Act Release No. 25524 (Apr. 24, 1992) (allowing retention of nonutility subsidiary company that acquires real estate to support utility operations) and New Century Energies, Inc., Holding Co. Act Release No. 27212 (Aug. 16, 2000) ("New Century Energies II")(authorizing retention of subsidiaries engaged in various forms of land ownership associated with utility operations).

This property was sold in 2001 and the company is currently inactive. PCI is a 50% general partner.

2.3.22 Potomac Harmans Corporation, a Maryland corporation, wholly owned directly by PCI, is a general partner in Harmans Building Associates partnership.

2.3.22.1 Harmans Building Associates, a Maryland general partnership, 50% owned by Potomac Harmans Corporation and 50% by PCI, is a real estate development company that owns a parcel of land and 300 square foot building near BWI Airport that is currently leased to Verizon. This property was initially acquired by Pepco for utility operations but was transferred to PCI when Pepco's business plans changed. Harmans Building Associates is seeking opportunities to sell the property under favorable economic conditions.

2.3.23 Potomac Land Corporation - liquidated.

2.3.24 Longwood Realty Company - liquidated.

PCI - Investment Portfolio and Combination of the Above Lines of Business

     Through PCI Holdings and Potomac Capital Joint Leasing, PCI holds an approximately $165 million securities portfolio (as of March 31, 2002), which primarily consists of fixed-rate electric utility preferred stock and investment grade commercial paper. The portfolio provides additional liquidity and investment flexibility for PCI and its subsidiaries. Investment grade commercial paper are securities in which registered holding company system's are permitted to invest under Section 9(c)(3) of the Act and Rule 40(a)(2)./46 The fixed rate electric utility preferred stock held by PCI does not, however, qualify as a permitted investment under such rules. PCI does not own any utility preferred stock that has a current right to vote in the management or operations of the issuing company, and PCI does not believe it owns more than 5% of the outstanding preferred stock of any issuer. Nevertheless, as a result of the restrictions set forth in Section 9 of the Act and consistent with Commission precedent,47 PCI undertakes to liquidate its portfolio of preferred stock within three years from the date of the Commission order approving this Application; provided that with respect to shares of any mandatorily redeemable series of preferred stock, to the extent such shares are not perpetual preferred and cannot be sold at a minimum price equal to their par value during that three year period, the shares may be held to their maturity date when the issuer is required to redeem them at par value.

     PCI holds small investments in the common stock of E-Chapman.com, a financial services company based in Baltimore, Maryland. The cost of PCI's current holdings in E-Chapman.com is less than $1 million, and is an investment in a local business enterprise. PCI also currently owns 535,761 shares of common stock of Corvis

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46 See Ameren (authorizing retention of subsidiary with investments in money market funds authorized by 9(c)(1)).

47 See Ameren (commitment to liquidate investments in funds having preferred stock portfolios within 3 years).

Corporation, which according to most recently available public information, constitutes less than 1% of the outstanding common stock of Corvis Corporation. Corvis Corporation is a vendor of fiber optical network solutions. The Commission has permitted a number of newly registered holding companies to retain passive, de minimis investments, particularly in local enterprises./48 PCI undertakes to sell these investments within 3 years of Pepco Holdings' registration under the Act. PCI will not make additional investments in the common stock of these or other companies except as authorized by rule or order under the Act.

2.3.25 Potomac Nevada Corporation ("PNC"), a Nevada corporation, wholly owned directly by PCI, is the owner of several interests: (a) Potomac Nevada Leasing Corp., 100%, (b) PCI Engine Trading Ltd., 100%, (c) Potomac Capital Joint Leasing Corp., 100%, (d) PCI-BT Investing, L.L.C., 31.33%, (e) PCI Nevada Investments, 5%, (f) Potomac Delaware Leasing Corp., 77%, and (g) PCI-BT Ventures, 90.91%./49

2.3.25.1 Potomac Nevada Leasing Corporation, a Nevada corporation, wholly owned directly by Potomac Nevada Corporation, and a general partner in Potomac Leasing Associates, L.P., holds intercompany receivables primarily generated from the prior sale of 4 aircraft./50

2.3.25.2 PCI Engine Trading, Ltd., a Bermuda limited company, wholly owned directly by PNC, sold aircraft equipment parts and is no longer engaged in this business. It currently owns foreign passive investments, specifically options to purchase the residual interests of utility assets in the Netherlands and Australia./51

2.3.25.3.1 PCI Nevada Investments, a Delaware general partnership, 95% owned by Potomac Capital Joint Leasing Corporation (described in 2.3.27); 5% owned by PNC (described in 2.3.25), owns PCI Holdings, Inc./52

2.3.25.3.1.1 PCI Holdings, Inc., a Delaware corporation, wholly owned by PCI Nevada Investments, holds investment grade utility preferred stock and commercial paper and certain gas transmission and distribution networks in the Netherlands (Dutch Gas II), leased to a Netherlands utility company that would qualify as a Foreign Utility Company within the meaning of Section 33 of the Act. This investment was made under a long-term leverage lease. PCI Holdings does not directly or indirectly own 5% or more of the voting securities of any public utility company within the meaning of Section 2(a)(5) of the Act./53

------------------
48 See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (permitting retention of small common stock ownership in Chicago Community Ventures and Chicago Equity Fund as passive and de minimis); Ameren (permitting retention of St Louis Equity Fund as passive) and WPL Holdings, Holding Co. Act Release No. 26856 (authorizing investments of IES Investments as for the most part passive and/or de minimis).

49 See New Century Energies I

50 See note 36, supra.

51 See note 19, supra.

52 Id.

53 Id. See also note 19, supra.

2.3.25.3.1.1.1 Aircraft International Management Company, a Delaware corporation, owned 99% by PCI Holdings, Inc. (described in 2.3.25.3.1.1) and 1% by BT Ever (see 2.3.12.1.1.1), holds intercompany receivables and formerly invested in aircraft equipment./54 The intercompany receivable was created in connection with PCI's prior internal cash management system and will be retained following Pepco Holdings' registration under the Act. Following such registration, intercompany loans will either occur through the approved money pool or as otherwise approved by the Commission or permitted under the rules promulgated by the Commission under the Act.

2.3.26 Potomac Nevada Investment, Inc., a Nevada corporation, wholly owned by PCI, owns and leases a commercial aircraft engine as a passive/financial investment. The engine was received as part of the liquidation of a limited partnership in which Potomac Nevada Investment had invested. Potomac Nevada Investment is seeking to sell the engine under favorable economic conditions. Potomac Nevada Investment, Inc. also owns an undivided interest (approximately 28%) of the Sellrain-Silz hydro facility located in Austria and leased to TIWAG, an Austrian public utility company that would qualify as a Foreign Utility Company within the meaning of Section 33 of the Act.

2.3.27 Potomac Capital Joint Leasing Corporation, a Delaware corporation, wholly owned directly by PNC, holds intercompany receivables and invests in marketable securities, consisting of investment grade non voting preferred stock and commercial paper, and 95% of PCI Nevada Investments./55 Potomac Capital Joint Leasing does not directly or indirectly own 5% or more of the voting securities of any public utility company within the meaning of Section 2(a)(5) of the Act. The investment grade non-voting preferred stock will be sold within three years of Pepco Holding's registration under the Act on the same terms and conditions as the PCI holdings in similar securities. The intercompany receivable was created in connection with PCI's prior internal cash management system and will be retained following Pepco Holdings' registration under the Act. Following such registration, intercompany loans will either occur through the approved money pool or as otherwise approved by the Commission or permitted under the rules promulgated by the Commission under the Act.

Other PCI Operations

2.3.28 American-LB Energy Partnership, a New York general partnership, is currently inactive. PCI is a 50% general partner.

2.3.29 Carbon Composite, LLC, a Delaware LLC, is currently inactive. PCI owns a 50% interest.

------------------
54 See CP&L Energy

55 See Ameren (authorizing retention of subsidiaries that invest in portfolios of preferred and common stocks and other marketable securities, including securities of utility companies). See also note 16.

2.3.30 PCI Energy Corporation, a Delaware corporation, wholly owned directly by PCI, owns fractional interests in oil and gas ventures in Texas. All of these wells are expected to be capped in 2002-2003 at which time the operation will be wound down./56

3. Potomac Electric Power Company Trust I ("Trust"), a Delaware statutory business trust, is wholly owned by Pepco.

     In May 1998, the Trust issued $125 million of 7-3/8% Trust Originated Preferred Securities ("TOPrS"). The proceeds from the sale of the TOPrS to the public and from the sale of the common securities of the Trust to Pepco were used by the Trust to purchase from Pepco $128 million of 7-3/8% Junior Subordinated Deferrable Interest Debentures, due June 1, 2038 ("Junior Subordinated Debentures"). The sole assets of the Trust are the Junior Subordinated Debentures. The Trust will use interest payments received on the Junior Subordinated Debentures to make quarterly cash distributions on the TOPrS. Accrued and unpaid distributions on the TOPrS, as well as payment of the redemption price upon the redemption and of the liquidation amount upon the voluntary or involuntary dissolution, winding up or termination of the Trust, to the extent such funds are held by the Trust, are guaranteed by Pepco ("Guarantee"). The Guarantee, when taken together with Pepco's obligation under the Junior Subordinated Debentures and the Indenture for the Junior Subordinated Debentures, and Pepco's obligations under the declaration of Trust for the TOPrS, including its obligations to pay costs, expenses, debts and liabilities of the Trust, provides a full and unconditional guarantee by Pepco on a subordinated basis of the Trust obligations. Proceeds from the sale of the Junior Subordinated Debentures to the Trust were used to redeem three series of preferred stock in June 1998./57

4. Gridco International L.L.C., a Delaware limited liability company, 50% owned by Pepco and 50% owned by Public Service Electric & Gas Co. is currently inactive. The company was formed to hold the transmission assets of its members and/or to construct new transmission facilities in PJM.

5. Microcell Corporation, a North Carolina corporation is a start up company formed to develop a commercial fuel cell based on microfiber technology./58 Pepco currently has a 5% ownership interest in the company.

------------------
56 See KeySpan (authorizing retention of subsidiary owning interests in offshore gas and oil exploration and development).

57 See NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000) (authorizing retention of statutory trust).


58 Microcell Corporation is an "energy-related company" within the meaning of Rule 58 (b)(1).

                     Legal Basis for Retention of Nonutility
                             Businesses of Conectiv



I.   Nonutility Business of Conectiv


     Conectiv owns 100% of the common stock of Delmarva Power & Light Company ("Delmarva"), a Delaware and Virginia corporation, that generates and distributes electricity and natural gas, and Atlantic City Electric Company ("ACE"), a New Jersey corporation, that generates and distributes electricity. In addition to these operating utility subsidiaries, Conectiv holds, indirectly, three recently formed public utility companies, Conectiv Delmarva Generation, Inc. ("CDG"), Conectiv Atlantic Generation, L.L.C. ("CAG") and Conectiv Pennsylvania Generation, Inc. ("CPGI")./59 Conectiv owns a number of other nonutility subsidiaries, described below./60

     Set forth below is a description of the nonutility businesses of Conectiv's direct and indirect subsidiaries, along with a citation of authority that justifies retention of such businesses. The activities of the subsidiaries described below have been previously authorized./61

A.   Direct Nonutility Activities of Conectiv

     None.

B.   Nonutility subsidiaries of Conectiv

1.   Direct subsidiaries of Conectiv

------------------
59 Conectiv Energy Holding Company ("CEH"), a wholly owned subsidiary of Conectiv, is the parent company of CDG. ACE REIT, Inc. ("ACE REIT"), also a wholly owned subsidiary of CEH, is the parent company of CAG. CEH and ACE REIT will, upon the occurrence of certain events, register with the Commission as holding companies pursuant to Section 5 of the Public Utility Holding Company Act of 1935 (the "Act"); however, the filing requirements for these new holding companies will be subsumed within the filings for Conectiv, the ultimate parent holding company. CAG, CDG and CPGI are utility companies for purposes of the Act, but do not engage in retail utility activity and are not subject to regulation by any state commission.

60 Enerval, L.L.C., a Delaware limited liability company, formerly wholly owned by Conectiv, formed in 1995 to provide energy management services, including natural gas procurement, transportation and marketing, was dissolved in late 2001.

61 See Conectiv, Holding Co. Act Release No. 26832 (Feb. 25, 1998); Holding Co. Act Release No. 35-27058 (Aug. 10, 1999); Holding Co. Act Release No. 35-26953 (Dec. 16, 1998); Holding Co. Act Relesae No. 35-27135 (Feb. 10, 2000).

1.1 Conectiv Properties and Investments, Inc., a Delaware corporation, wholly owned directly by Conectiv, formerly known as Delmarva Capital Investments, Inc. was formed to be a holding company for the following unregulated investments. In addition it acts as a vehicle for the development and sale of properties that are not currently used or useful in the utility business./62 As a result of several mergers with affiliated companies, it also owns two office buildings that it leases to its affiliates./63

1.1.1 DCI I, Inc., a Delaware corporation was formed to invest in leveraged leases. Conectiv sold its ownership interest in DCI I in July 2002.

1.1.2 DCI II, Inc., a Virgin Islands corporation, wholly owned by Conectiv Properties and Investments, Inc., was formed as a foreign sales corporation to be involved in equity investments in leveraged leases./64

1.1.3 UAH-Hydro Kennebec, L. P., a New York limited partnership, in which Conectiv Properties and Investments, Inc. has a 27.5% limited partner interest, owns a hydro-electric project, which is a qualifying facility ("QF")./65

1.1.4 Luz Solar Partners, Ltd., IV, a California limited partnership, in which Conectiv Properties and Investments, Inc. has a 4.779% limited partner interest, owns a 30MW solar power production QF in Southern California./66

1.1.5 DCTC-Burney, Inc., a Delaware corporation, wholly owned by Conectiv Properties and Investments, Inc., was formed to invest in QFs./67

------------------
62 Conectiv Properties and Investments, Inc. is managing real estate that was acquired for an intended utility purpose that has ceased to exist, to enable the utility to obtain the necessary rights of way for transmission lines and other utility operations. Unlike many other states, Delaware does not provide a right of condemnation for a franchised electric utility. Rather, the utility is often forced to acquire the underlying fee simple for a larger parcel in order to obtain an easement or right of way. The development and sale of these properties is a means of recovering the costs associated with their acquisition.

63 See UNITIL Corp., Holding Co. Act Release No. 25524 (Apr. 24, 1992) (subsidiary that had acquired real estate to support the system's utility operations deemed to be retainable under the standards of section 11(b)(1)).

64 Id.

65 A "qualifying facility" is defined under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"). Subject to certain conditions, Rule 58(b)(1)(viii) exempts the acquisition of the securities of a company that is primarily engaged in "the development, ownership or operation of 'qualifying facilities'..., and any integrated thermal, steam host, or other necessary facility constructed, developed or acquired primarily to enable the qualifying facility to satisfy the useful thermal output requirements under PURPA." See also New Century Energies, Inc., Holding Co. Act Release No. 26748 (Aug. 1,
1997); Entergy Corp., Holding Co. Act Release No. 26322 (June 30, 1995); Southern Co., Holding Co. Act Release No. 26212 (Dec. 30, 1994); Central and South West Corp., Holding Co. Act Release No. 26156 (Nov. 3, 1994); Central and South West Corp., Holding Co. Act Release No. 26155 (Nov. 2, 1994); and Northeast Utilities, Holding Co. Act Release No. 25977 (Jan. 24, 1994)

66 Id.

67 Id.

1.1.5.1 Forest Products, L.P., a Delaware limited partnership, in which DCTC-Burney, Inc. is the sole general partner and which is a general partner in Burney Forest Products, A Joint Venture.

1.1.5.2 Burney Forest Products, A Joint Venture, a California general partnership, which is owned by DCTC-Burney, Inc. and Forest Products, L.P. The partnership owns a wood-burning QF in Burney, CA. DCTC-Burney, Inc.'s total direct and indirect ownership interest is 45%.

1.2 Conectiv Solutions LLC, a Delaware limited liability company, wholly owned by Conectiv, was formed to provide, directly or through subsidiaries, power systems consulting, end-use efficiency services, customized on-site systems services and other energy services to large commercial and industrial customers. Conectiv Solutions, directly or through subsidiaries, provides energy management services, often on a turnkey basis. Energy management services may involve the marketing, sale, installation, operation and maintenance of various products and services related to the business of energy management and demand-side management, and may include energy audits; facility design and process enhancements; construction, maintenance and installation of, and training client personnel to operate energy conservation equipment; design, implementation, monitoring and evaluation of energy conservation programs; development and review of architectural, structural and engineering drawings for energy efficiencies; design and specification of energy consuming equipment; and general advice on programs./68 Conectiv Solutions also provides conditioned power services, that is, services designed to prevent, control, or mitigate adverse effects of power disturbances on a customer's electrical system to ensure the level of power quality required by the customer, particularly with respect to sensitive electronic equipment./69

         Conectiv Solutions also markets comprehensive asset management services, on a turnkey basis or otherwise, in respect of energy related systems, facilities and equipment, including distribution systems and substations, transmission facilities, electric generation facilities (stand-by generators and self-generation facilities), boilers, chillers (refrigeration and coolant equipment), HVAC and lighting systems, located on or adjacent to the premises of a commercial or industrial customer and used by that customer in connection with its business activities. Solutions also provides these services

------------------
68 Subject to certain conditions, rule 58(b)(1)(i) exempts the acquisition of the securities of a company that derives substantially all of its revenues from "the rendering of energy management services and demand-side management services." See also Eastern Utilities Associates, Holding Co. Act Release No. 26232 (Feb. 15, 1995); Northeast Utilities, Holding Co. Act Release No. 25114-A (July 27, 1990) and New England Electric System, Holding Co. Act Release No. 22719 (Nov. 19, 1982).

69 See Cinergy Corp., Holding Co. Act Release No. 26662 (Feb. 7, 1997) ("Cinergy Solutions Order").

to qualifying and non-qualifying cogeneration and small power production facilities under PURPA./70

     Conectiv Solutions provides consulting services to associate and nonassociate companies. The consulting services may include: technical and consulting services involving technology assessments, power factor correction and harmonics mitigation analysis, meter reading and repair, rate schedule design and analysis, environmental services, engineering services, billing services, risk management services, communications systems, information systems/data processing, system planning, strategic planning, finance, feasibility studies, and other similar or related services./71 Conectiv Solutions also offers marketing services to nonassociate businesses in the form of bill insert and automated meter-reading services, as well as other consulting services, such as how to set up a marketing program./72

     Conectiv Solutions provides service line repair and extended warranties with respect to all of the utility or energy related service lines that enter a customer's house, as well as utility bill insurance and other similar or related services./73 Conectiv Solutions may also provide centralized bill payment centers for "one stop" payment of all utility and municipal bills, and annual inspection, maintenance and replacement of any appliance./74 Conectiv Solutions also is engaged in the marketing and brokering of energy commodities, including retail marketing activities./75

     Conectiv Solutions also provides other goods and services, from time to time, related to the consumption of energy and the maintenance of property by those end-users,

------------------
70 See rule 58(b)(1)(viii) (an energy-related company can engage in the development, ownership or operation of "qualifying facilities," as defined under PURPA, and any integrated thermal, steam host, or other necessary facility constructed, developed or acquired primarily to enable the qualifying facility to satisfy the useful thermal output requirements of PURPA). Solutions will not undertake any Asset Management Service without further Commission approval if, as a result thereof, Solutions would become a public utility company within the meaning of the Act.

71 See the Cinergy Solutions Order; see also rule 58(b)(1)(vii) (relating to the sale of technical, operational, management, and other similar kinds of services and expertise, developed in the course of utility operations).

72 See Consolidated Natural Gas Co., Holding Co. Act Release No. 26757 (Aug. 27,
1997) (the "1997 CNG Order").

73 See the Cinergy Solutions Order.

74 See Consolidated Natural Gas Co., Holding Co. Act Release No. 26363 (Aug. 28,
1995).

75 See rule 58(b)(1)(v)(subject to certain conditions, no Commission approval is required for a registered holding company to acquire the securities of a company that derives substantially all of its revenues from "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels"). See also New Century Energies, Inc., Holding Co. Act Release No. 26784 (Aug. 1, 1997).

where the need for the service arises as a result of, or evolves out of, the above services and the incidental services do not differ materially from the enumerated services./76

         In connection with its activities, Conectiv Solutions from time to time may form new subsidiaries to engage in the above activities, or acquire the securities or assets of nonassociate companies that derive substantially all of their revenues from the above activities.

         Provision of the above goods and services, which are closely related to the system's core energy business, is intended to further Conectiv's goal of becoming a full-service energy provider.

1.2.1 ATE Investment, Inc., a Delaware corporation, in which Conectiv Solutions and Atlantic Generation, Inc. hold 100% of the interest, was initially formed to hold and manage capital resources in addition to investing in equity interests in leveraged leases of two commercial aircraft and two container ships./77 At the end of June 2001, ATE's interests in these leveraged leases were transferred to DCI I, Inc. and DCI I was subsequently sold. Additionally, ATE held a 35% limited partnership interest in Pedricktown Cogeneration Limited Partnership until June 29, 2001, when such partnership interest was redeemed. ATE currently holds the stock of King Street Assurance Ltd and does not engage in any other active operations.

1.2.1.1 King Street Assurance Ltd. ("KSA"), a Bermuda company, wholly owned by ATE Investment, Inc., was formed as a captive insurance company to provide the Conectiv system with insurance products and services./78

1.2.1.1.1 Enertech Capital Partners, L.P., a Delaware limited partnership, in which King Street Assurance Ltd. has a 94% limited partnership interest, is a venture capital investment company that invests in and supports a variety of energy technology growth companies./79

1.2.1.1.2 Enertech Capital Partners, II, L.P., a Delaware limited partnership, in which King Street Assurance Ltd. has a 11% limited partnership interest, is a venture

------------------
76 See the 1997 CNG Order.

77 See Conectiv, Holding Co. Act Release No. 26832 (Feb. 25, 1998).

78 See Conectiv et al., Holding Co. Act Release No. 27135 (Feb. 10, 2000) (authorizing KSA to offer reinsurance products to Conectiv). See also NiSource, Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000) (authorizing retention of a subsidiary to act as an agent in obtaining insurance for the NiSource companies) and Columbia Gas System, Holding Co. Act Release No. 26596 (Oct. 25,
1996).

79 Activities involving "the development and commercialization of electrotechnologies related to energy conservation, storage and conversion, energy efficiency, waste treatment, greenhouse gas reduction, and similar innovations" are energy-related activities within the meaning of rule 58(b)(1)(ii). See also New Century Energies, Holding Co. Act Release No. 26748 (Aug. 1, 1997).

capital investment company that invests in and supports a variety of energy technology growth companies./80

1.2.1.1.3 Pac-West Telecomm, Inc. a California corporation, in which King Street Assurance, Ltd. has a less than 1% interest, was formed to provide integrated communications services throughout the western U.S.

1.2.1.1.4 Capstone Turbine Corporation, a company in which King Street Assurance, Ltd. has a smaller than 1% interest, formed to design, develop, assemble and sell microturbines.

1.2.1.2 Black Light Power, Inc., a Delaware corporation, in which ATE Investment, Inc. has a smaller than 1% interest, researches esoteric energy forms./81

1.2.2 Millennium Account Services, LLC, a Delaware LLC, in which Conectiv Solutions LLC has a 50% interest, provides meter reading services.

1.2.3 VitalServicesHome.com, L.L.C., a Delaware limited liability company, in which Conectiv Solutions LLC has a 43% interest, provides web based and traditionally provided energy-related products and services.

1.2.4 Conectiv Services, Inc., a Delaware corporation, wholly owned by Conectiv Solutions LLC, was formed to provide, directly and through subsidiaries, a wide range of energy related goods and services to industrial, commercial and residential customers, Conectiv Services is engaged in the design, construction and installation, and maintenance of new and retrofit heating, ventilating, and air conditioning ("HVAC"), electrical and power systems, motors, pumps, lighting, water and plumbing systems, and related structures./82

1.2.4.1 Conectiv Plumbing, L.L.C., a Delaware limited liability company, wholly owned by Conectiv Services, Inc., provides plumbing services primarily in connection with the CSI HVAC business. Conectiv Plumbing, L.L.C. was formed to comply with New Jersey master plumbing requirements in connection with the acquisition of an HVAC company in New Jersey.

1.2.4.2 Conectiv Thermal Systems, Inc., a Delaware corporation, wholly owned by Conectiv Services, Inc., was formed to develop, own and operate, directly and through subsidiaries, thermal heating and cooling systems. Conectiv Thermal also provides other energy related services to business and institutional energy users. Conectiv Thermal has made investments in capital expenditures related to district heating and cooling systems

------------------
80 Id. See also GPU, Inc., Holding Co. Act Release No. 27139 (Feb. 18, 2000).

81 Id.

82 See note 68, supra.

to serve the business and casino district in Atlantic City, NJ. Conectiv Thermal is also pursuing the development of thermal projects in other regions of the U.S./83

1.2.4.2.1 ATS Operating Services, Inc., a Delaware corporation, wholly owned by Conectiv Thermal Systems, Inc., was formed to operate and maintain district heating and cooling plants.

1.2.4.2.2 Atlantic Jersey Thermal Systems, Inc., a Delaware corporation, wholly owned by Conectiv Thermal Systems, Inc., was formed to own a 10% general partnership interest in TELPI (as defined below).

1.2.4.2.3 Thermal Energy Limited Partnership I ("TELPI"), a Delaware limited partnership, wholly owned by Conectiv Thermal Systems, Inc. and Atlantic Jersey Thermal Systems, Inc., holds an investment in the Midtown Energy Center. The Midtown Energy Center, which produces steam and chilled water, represents the initial principal operations of Conectiv Thermal Systems. Currently, TELPI is operating the heating and cooling equipment of several businesses in Atlantic City, NJ. Some of these businesses will be served by the Conectiv Thermal System's district system once it is in commercial operation and others will continue to be served independently by Conectiv Thermal System.

1.3 Atlantic Generation, Inc., a New Jersey corporation, wholly owned by Conectiv, was formed to develop, own and operate independent power production projects, which are QFs or exempt wholesale generators ("EWGs") within the meaning of Section 32 of the Act./84

1.3.1 Vineland Limited Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., was formed to hold a 45% limited partnership interest in Vineland Cogeneration Limited Partnership.

1.3.2 Vineland Cogeneration Limited Partnership, a Delaware limited partnership, in which Atlantic Generation Inc. has a 50% interest (45% limited partnership through Vineland Limited, Inc. and 5% general partnership through Vineland General, Inc.), owns a 48 MW combined cycle cogeneration QF located in Vineland, New Jersey.

------------------
83 Subject to certain conditions, rule 58(b)(1)(vi) exempts the acquisition of the securities of a company that derives substantially all of its revenues from "the production, conversion, sale and distribution of thermal energy products, such as process steam, heat, hot water, chilled water, air conditioning, compressed air and similar products; alternative fuels; and renewable energy resources; and the servicing of thermal energy facilities." See also New Century Energies, Holding Co. Act Release No. 26748 (Aug. 1, 1997); Cinergy Corp., Holding Co. Act Release No. 26474 (Feb. 20, 1996).

84 Formerly, Atlantic Generation, Inc. held a 50% interest (35% limited partnership through ATE Investment, Inc. and 15% general partnership through Pedrick Gen, Inc.) in Pedricktown Cogeneration Limited Partnership, a New Jersey limited partnership. On June 29, 2001, this 50% interest was redeemed.

1.3.3 Vineland General, Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., formed to hold a 5% general partnership interest in Vineland Cogeneration Limited Partnership.

1.3.4 Pedrick Gen, Inc., a New Jersey corporation, wholly owned by Atlantic Generation, Inc., was formed to hold a 15% general partnership interest in Pedricktown Cogeneration Limited Partnership.

1.3.5 Cogeneration Partners of America, a New Jersey general partnership, in which Atlantic Generation, Inc. owns a 50% interest, was originally established to manage the Vineland and Pedricktown cogeneration partnerships.

1.3.6 Binghamton Limited, Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., was formed to hold a 10% general partnership interest in Binghamton Cogeneration Limited Partnership, whose assets were sold to a third party.

1.3.7 Binghamton General, Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., was formed to hold a 35% limited partnership interest in Binghamton Cogeneration Limited Partnership, whose assets were sold to a third party.

1.3.8 Energy Investors Fund III, L.P., a Delaware limited partnership, in which Atlantic Generation Inc. holds a 4.9% interest, has minority investments in power plants and power plant development projects, which are EWGs or QFs.

1.4 Conectiv Communications, Inc. ("CCI"), a Delaware corporation, in which Conectiv and Conectiv Solutions LLC own 100% of the interest, provides telecommunications services and is an exempt telecommunications company ("ETC") within the meaning of Section 34 of the Act./85

1.5 Conectiv Resource Partners, Inc., a Delaware corporation, wholly owned by Conectiv, was formed to be a service company for the Conectiv system.

1.6 Atlantic Southern Properties, Inc., a New Jersey corporation, wholly owned by Conectiv, was formed to own and manage certain investments in real estate including a commercial office and warehouse facility in southern New Jersey. Approximately 50% of the space in this facility is currently leased to system companies and 50% is leased to non-affiliates./86

1.7 Conectiv Energy Holding Company ("CEH"), a Delaware corporation, wholly owned by Conectiv, is an intermediate holding company that holds Conectiv's

------------------
85 On November 14, 2001, Conectiv sold substantially all of the assets of CCI. The retained assets are being used to provide telecommunication services to Conectiv and its affiliates. Conectiv Communications of Virginia, Inc., a Delaware corporation, formerly wholly owned by CCI, was dissolved in June 2001.

86 See Central Power and Light Co., Holding Co. Act Release No. 26408 (Nov. 13,
1995).

interest in entities that hold energy and related projects (both exempt projects and electric utility facilities) or engage in energy trading activities./87

1.7.1 ACE REIT, Inc., a Delaware corporation, wholly owned by CEH, holds Conectiv's interest in Conectiv Atlantic Generation, L.L.C., an electric utility within the meaning of Section 2(a)(3) of the Act./88

1.7.2 Conectiv Energy Supply, Inc., a Delaware corporation, wholly owned by CEH, engages in energy trading activities and procurement, transportation and wholesale sales of fuels and related products that fall within the scope of Rule 58.

1.7.2.1 Conectiv Operating Services Company, a Delaware corporation, wholly owned by Conectiv Energy Supply, Inc., was formed to operate and maintain power plants, activities that fall within the scope of Rule 58.89

1.7.3 Conectiv Mid-Merit, Inc. ("CMM"), a Delaware corporation, wholly owned by CEH, is an EWG within the meaning of Section 32 of the Act.

1.7.3.1 Energy Systems North East, LLC, a Delaware limited liability company, in which CMM has a 50% interest, owns a 80 MW cogeneration facility in Pennsylvania and is an EWG within the meaning of Section 32 of the Act.

1.7.4 Conectiv Bethlehem, Inc., a Delaware corporation, wholly owned by CEH, currently is an EWG within the meaning of Section 32 of the Act.

1.8 Tech Leaders, II, L.P., a Delaware limited partnership, in which Conectiv holds a 2.6% limited partner interest, provides venture capital investments in energy and technology activities that fall within the scope of Rule 58.

1.9 SciQuest.com, Inc., a Delaware corporation, in which Conectiv has a smaller than .5% interest, provides e-commerce and computer support for pharmaceutical companies. The original investment was in Emax Solution Partners, which was acquired in 2000 by SciQuest (a 10.2% interest in Emax was converted into 106,811 shares of SciQuest at time of acquisition by SciQuest).

------------------
87 As previously noted, CEH will, upon the occurrence of certain events, register as a holding company pursuant to Section 5 of the Act; however, the filing requirements for this holding company will be subsumed within the filings for Conectiv, the ultimate parent holding company.

88 As previously noted, ACE REIT will, upon the occurrence of certain events, register as a holding company pursuant to Section 5 of the Act; however, the filing requirements for this holding company will be subsumed within the filings for Conectiv, the ultimate parent holding company.

89 See Rule 58(b)(vii).

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1.10 Internet Capital Group, Inc., a Delaware corporation, in which Conectiv has a smaller than .1% interest, is involved in business to business e-commerce through a network of partner companies.

1.11 Adolor Corp, a Delaware corporation, in which Conectiv has a smaller than 1% interest, is involved in discovering, developing and planning to commercialize proprietary pharmaceutical products for the treatment of pain and the side effects caused by current pain treatments.

2. Subsidiaries of Delmarva

2.1 Delmarva Power Financing I, a Delaware business trust, 100% common interest held by Delmarva (preferred stock held publicly), is a special purpose financing company formed in connection with the issuance by Delmarva of Cumulative Quarterly Income Preferred Securities.

3. Subsidiaries of ACE

3.1 Atlantic Capital I, a Delaware business trust, 100% common interest held by ACE (preferred stock held publicly), is a special purpose financing company formed in connection with the issuance by ACE of Cumulative Quarterly Income Preferred Securities.

3.2 Atlantic Capital II, a Delaware business trust, 100% common interest held by ACE (preferred stock held publicly), is a special purpose financing company formed in connection with the issuance by ACE of Cumulative Quarterly Income Preferred Securities.

3.3 Atlantic City Electric Company Transition Funding, LLC, a Delaware limited liability company wholly owned by ACE, is a special purpose financing entity formed solely to effect securitization of the stranded assets of ACE by purchasing bondable transition property from ACE and issuing one or more series of transition bonds secured by the bondable transition property.



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